Sub-Item 77I: Terms of New or Amended Securities

Effective October 30, 2015, the Goldman Sachs Financial
Square Federal Instruments Fund commenced offering FST,
Administration, Capital, Cash Management, Preferred,
Premier, Select and Service Shares (the Shares). The terms of the Shares for the Fund are described in Post-Effective
Amendment No. 505 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange
Commission on October 30, 2015 (Accession No. 0001193125-15-360308).

Effective December 29, 2015, the Goldman Sachs Financial
Square Government Fund commenced offering Class R6 Shares.
The terms of the Class R6 Shares for the Fund are described in Post-Effective Amendment No. 516 to the Registrants Registration
Statement on Form N-1A, filed with the Securities and Exchange
Commission on December 29, 2015 (Accession No. 0001193125-15-414886).

Effective January 29, 2016, the Goldman Sachs Investor
Money Market Fund commenced offering Class A, Class C,
Class I and Administration Shares (the Shares).
The terms of the Shares for the Fund are described in Post-Effective Amendment No. 523 to the Registrants
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on
January 29, 2016 (Accession No. 0001193125-16-444378).

Effective February 29, 2016, the Goldman Sachs
Financial Square Government Fund commenced offering
Class A and Class C Shares (the Shares). The terms of the Shares for the Fund are described in Post-Effective
Amendment No. 532 to the Registrants Registration
Statement on Form N-1A, filed with the Securities and Exchange Commission on
February 29, 2016 (Accession No. 0001193125-16-485774).